Exhibit 99.2

TIDELANDS ROYALTY TRUST “B” ANNOUNCES RESIGNATION OF CORPORATE TRUSTEE AND NOMINATION OF SUCCESSOR CORPORATE TRUSTEE

Dallas, Texas, January 9, 2014 — Tidelands Royalty Trust “B” (OTC BB: TIRTZ) (“Tidelands” or the “Trust”) announced today that Bank of America, N.A. also known as U.S. Trust, Bank of America Private Wealth Management (“Trustee” or “Bank of America”) will be resigning as Corporate Trustee of the Trust subject to the conditions set forth below. Bank of America intends to nominate Southwest Bank, an independent state bank chartered under the laws of the State of Texas and headquartered in Fort Worth, Texas (“Southwest Bank”), as successor corporate trustee at a special meeting of unitholders of the Trust to be called for the purpose of approving a successor corporate trustee of the Trust (the “Special Meeting”). All unitholders of record as of the record date for the Special Meeting will receive a notice of Special Meeting and proxy materials detailing the matters to be voted on at the Special Meeting, as well as the time and location of the Special Meeting.

Bank of America’s resignation is conditioned on the satisfaction or waiver by Bank of America of the following:

•	The appointment of Southwest Bank as trustee of Sabine Royalty Trust (another royalty trust for which Bank of America currently serves as trustee).

•	The appointment of Southwest Bank or another successor trustee as trustee of the Trust and five other royalty trusts for which Bank of America currently serves as trustee and as agent under a disbursing arrangement for which Bank of America currently serves as agent.

•	The accuracy of certain representations and warranties and performance of certain agreements made by Southwest Bank in an agreement between Bank of America and Southwest Bank.

•	No governmental injunction, order or other action that would prohibit Southwest Bank’s appointment, Bank of America’s resignation or the other actions described above.

The effective date of Bank of America’s resignation shall be May 30, 2014, assuming all of the conditions described above have been satisfied or waived by Bank of America as of such date. If the conditions described above have not been satisfied or waived by Bank of America as of such date, the resignation shall be effective August 29, 2014, assuming all of the conditions described above have been satisfied or waived by Bank of America as of such date. If the resignation is not effective as of such later effective date, Bank of America will notify unitholders of the new effective date.

“Southwest Bank’s senior management has expertise in handling royalty trusts and, as the largest independent commercial bank in Tarrant County, we are excited to have the opportunity to expand the Bank’s Wealth Management services into this line of business,” said Vernon Bryant, Chairman and Chief Executive Officer of Southwest Bank.

Forward-looking Statements

Any statements in this press release about plans for the Trust, the expected timing of the completion of the proposed resignation of the Trustee or appointment of a successor trustee, and other statements containing the words “estimates,” “believes,” “anticipates,” “plans,” “expects,” “will,” “may,” “intends” and similar expressions, other than historical facts, constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Factors or risks that could cause our actual results to differ materially from the results we anticipate include, but are not limited to the inability of the Trustee to resign or Southwest Bank to assume duties as successor trustee due to the failure to obtain necessary unitholder or court approval or the failure to satisfy other conditions set forth above.

Actual results may differ materially from those indicated by such forward-looking statements. In addition, the forward-looking statements included in this press release represent the Trustee’s views as of the date hereof. The Trustee anticipates that subsequent events and developments may cause its views to change. However, while the Trustee may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Trustee’s views as of any date subsequent to the date hereof.

Additional Information and Where to Find It

In connection with the Trustee’s proposed resignation and nomination of Southwest Bank as successor trustee, the Trust will file with the SEC and furnish to the unitholders a proxy statement and other relevant documents. This press release does not constitute a solicitation of any vote or approval. Unitholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed transaction or incorporated by reference in the proxy statement because they will contain important information about the proposed transaction.

Unitholders will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, unitholders may obtain a free copy of the Trust’s filings with the SEC from the Trust’s website at

http://www.tirtz-tidelandsroyaltytrust.com/ or by directing a request to the Trustee at the phone number set forth below.

The Trust, the Trustee and the Trustee’s directors, executive officers and certain other members of management and employees of the Trustee may be deemed “participants” in the solicitation of proxies from unitholders of the Trust in favor of the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the unitholders of the Trust in connection with the proposed transaction, and their direct or indirect interests, by security holdings or otherwise, which may be different from those of the Trust’s unitholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Trustee in the Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012.

Tidelands’ cash distribution history, current and prior year financial reports and tax information booklets, a link to filings made with the Securities and Exchange Commission and more can be found on its website at http://www.tirtz-tidelandsroyaltytrust.com/

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Contact: Ron E. Hooper

Senior Vice President

U.S. Trust, Bank of America

Private Wealth Management, Trustee

Toll Free – 1.800.985.0794